UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2007

QSGI INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32620 (Commission File Number)	13-2599131 (IRS Employer Identification Number)

70 Lake Drive, Hightstown, NJ 08520

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (609) 426-4666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 42.5 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13c-4© under the Exchange Act

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosures will be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. [ ]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [ ] No [X]

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a)
On January 25, 2007, Registrant issued a press release disclosing the execution of a new Line of Credit. Text of the press release issued by the Registrant dated January 25, 2007, titled "QSGI Executes $7.5 Million Line of Credit from Wells Fargo Bank, National Association" is furnished as Exhibit 99.1 to this report. Line of Credit Documents are furnished as Exhibit 99.2 to this report. The Registrant paid in full and cancelled its current Line of Credit with Fifth Third Bank.

(b)	The following exhibits are being filed or furnished with this report:

Exhibit 99.1	a. Text of a press release issued by the Registrant dated January 25, 2007, titled “QSGI Executes $7.5 Million Line of Credit from Wells Fargo Bank, National Association."
Exhibit 99.2	a. Line of Credit Documents

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QSGI INC.

Date: January 29, 2007	By:/S/ Edward L. Cummings
Edward L. Cummings
Chief Financial Officer and Treasurer